ZIM CORPORATION REPORTS THIRD QUARTER FINANCIAL RESULTS

Ottawa, Canada - February 12, 2007 - ZIM Corporation (OTCBB: ZIMCF), a mobile entertainment and Internet TV service provider, today announced its financial results for its third quarter ended December 31, 2006. All figures presented are calculated in accordance with generally accepted accounting principles (GAAP) in the United States and presented in US dollars.

Revenue for the quarter ended December 31, 2006 was $517,969, a decrease from $789,844 for the quarter ended December 31, 2005. As previously announced, ZIM's decrease in revenue is primarily attributable to the decline in revenue from our SMS aggregation services caused by the continued saturation of the aggregation market.

Net loss for the quarter ended December 31, 2006 was $507,117, or a basic and diluted loss per share of $0.006. The net loss for the quarter ended December 31, 2005 was $2,391,930, or a basic and diluted loss per share of $0.04.

Revenue for the nine months ended December 31, 2006 was $1,804,679, a decrease from $2,938,881 for the nine months ended December 31, 2005.

Net loss for the nine months ended December 31, 2006 was $1,444,833, or a basic and diluted loss per share of $0.018. The net loss for the nine months ended December 31, 2005 was $2,957,531, or a basic and diluted loss per share of $0.05.

“Consistent with prior quarters, our revenues continued to decrease as a direct result of our decision to move away from the low margin SMS aggregation services market. We continue to be encouraged with the opportunities available to ZIM within the Internet TV industry.” said ZIM president and chief executive officer, Michael Cowpland.

ZIM had cash of $342,973 as at December 31, 2006 with no outstanding amounts due to shareholders or financial institutions. At March 31, 2006 the Company had cash of $237,035, a line of credit of $29,967 and an amount due to a shareholder of $430,260.

About ZIM

ZIM is a mobile entertainment and Internet TV service provider.  Through its global infrastructure, ZIM provides publishing and licensing services for market-leading mobile content and for peer to peer (P2P) Internet TV broadcasting.  For more information on ZIM and its customers, partners and products, visit: www.zim.biz.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the success of ZIM’s mobile services and ZIM’s ability to enter the Internet TV market. All forward-looking statements made in this press release relating to expectations about future events or results are made as of, and are based upon information available to ZIM as of, the date hereof. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those described or implied by any forward-looking statements. Factors that might cause such a difference include, but are not limited to, ZIM’s limited operating history, ZIM’s history of operating losses and expected future operating losses, ZIM’s ability to obtain additional financing when needed, ZIM’s ability to continue as a going concern, ZIM’s reliance on wireless carriers to market and use its applications and services, possible fee increases by third party service providers, the potential loss of services of Dr. Michael Cowpland and other key personnel, rapid developments in technology, including developments by competitors, possible internal controls deficiencies and possible accounting adjustments resulting from our quarter-end accounting and review procedures, ZIM's ability to maintain current reporting under the Securities Exchange Act of 1934, and ZIM’s ability to successfully integrate any acquisition. Please refer to ZIM’s filings with the SEC for additional information regarding risks and uncertainties. Copies of these filings are available through the SEC's website at www.sec.gov. ZIM assumes no obligation to revise or update publicly the forward-looking statements included in this news release, other than as required by law.

For more information:

Jennifer North
Chief Financial Officer
ZIM Corporation

Phone: 1 613.727.1397 ext. 121
E-mail: jnorth@zim.biz